As filed with the Securities and Exchange Commission on May 18, 2018

Registration No. 333-210217

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ESSA PHARMA INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Suite 720, 999 West Broadway

Vancouver, British Columbia, Canada V5Z 1K5

(Address of Registrant’s Principal Executive Offices)

ESSA Pharma Inc. Amended and Restated Stock Option Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue, New York, NY, 10011

(Name and address of agent for service)

(302) 658-7581

(Telephone number, including area code, of agent for service)

Copy to:

Riccardo Leofanti, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

222 Bay Street, Suite 1750, P.O. Box 258

Toronto, Ontario, Canada M5K 1J5

(416) 777-47000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-210217) of ESSA Pharma Inc. (the “Registrant”) initially filed with the Securities and Exchange Commission on March 15, 2016 (as amended, the “Initial Registration Statement”), which registered the offer and sale of up to 2,680,281 of the Registrant’s common shares, no par value, issuable to participants under the Registrant’s Amended and Restated Stock Option Plan. This Post-Effective Amendment No. 1 is being filed for the purpose of deregistering, as of the effective date of this Post-Effective Amendment No. 1, any remaining common shares registered, but not sold, under the Initial Registration Statement.

New Registration Statement

Contemporaneously with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register offers and sales of common shares issuable under its new employee benefit plans. In accordance with Rule 457(p) under the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 is also being filed to carry over to the New Registration Statement $1,096.34 of the registration fee previously paid by the Registrant in connection with the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on May 18, 2018.

ESSA PHARMA INC.

By:	/s/ David Parkinson
Name:	David Parkinson
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 18, 2018.

Signature	Title

/s/ David Parkinson David Parkinson	President and Chief Executive Officer (Principal Executive Officer)

/s/ David Wood David Wood	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* Richard M. Glickman	Chairman of the Board

* Raymond Andersen	Chief Technical Officer, Secretary and Director

* Marianne Sadar	Chief Scientific Officer and Director

* Franklin Berger	Director

* Scott Requadt	Director

* Gary Sollis	Director

/s/ Hugo Beekman Hugo Beekman	Director

*By:	/s/ David Wood
David Wood
Chief Financial Officer

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed by the undersigned, thereunto duly authorized, in the City of Houston, Texas on May 18, 2018.

ESSA PHARMACEUTICALS CORP. (Authorized Representative in the United States)

By:	/s/ David Wood
Name:	David Wood
Title:	Chief Financial Officer